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                                                                  EXHIBIT 10.6


                              SECOND AMENDMENT TO
                    AMENDED AND RESTATED STOCKHOLDER OPTION
                              AND VOTING AGREEMENT

                     Between Carrie B. DeWitt, Stockholder
                          and Penske Acquisition, Inc.
                    and Penske Motorsports, Inc., Purchaser



     This Second Amendment ("Second Amendment") to Amended and Restated Stockholder Option and Voting Agreement (the "Agreement"), dated as of April 1, 1997, by and among CARRIE B. DEWITT (the "Stockholder") and PENSKE ACQUISITION, INC. ("PA"), a North Carolina corporation, and PENSKE MOTORSPORTS, INC. ("PMI"), a Delaware corporation (sometimes together referred to as the "Purchaser").

                                    RECITALS

     WHEREAS the parties entered into the Agreement as of April 1, 1997, as amended by a First Amendment executed on May 15, 1997, and

     WHEREAS on May 15, 1997, the Purchaser exercised the Purchase Option described in the Agreement, whereby the Stockholder tendered to PMI her certificates for shares of stock in North Carolina Motor Speedway, Inc. in exchange for shares of common stock of PMI (the "DeWitt PMI Shares"), and

     WHEREAS the Stockholder has no current plan or intention of selling or otherwise disposing of the DeWitt PMI Shares in a taxable transaction for the foreseeable future.

     THEREFORE, for $1.00 and other good and valuable consideration, the parties hereto agree that the first portion of clause 1(b)(iv) on Page 5 of the Agreement is hereby amended by replacing the first paragraph of clause 1(b)(iv) on Page 5 of the Agreement with the following:

  "(iv) PSH also hereby undertakes and agrees that in the event the Purchase Option is exercised, and the Purchaser purchases the Shares of Stockholder pursuant to the Purchase Option, then upon the earlier of the Stockholder's death, or after the expiration of one year from the date of such purchase, if (i) the Stockholder or the Stockholder's estate has requested at any time before the date seven (7) months following the later to occur of (A) the date of Stockholder's death and (B) the date Stockholder or Stockholder's estate acquires the DeWitt PMI Shares pursuant to an exercise of the Purchase Option, PMI at PMI's sole cost and expense will arrange for a secondary public offering of part or all of the DeWitt PMI Shares (the "Alternative Request"), the net proceeds of which shall not be less than the Minimum Value multiplied by the number of DeWitt PMI Shares being sold (which amount shall be paid to Stockholder or Stockholder's estate not later than sixty (60) days after the Alternative Request) and (ii) such secondary offering



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         cannot be accomplished and the proceeds paid to the Stockholder or the Stockholder's estate within sixty(60) days after the Alternative Request on the terms set forth herein (unless due to the fault of Stockholder), then the Stockholder or the Stockholder's estate can require PSH to purchase, by the date which is thirty (30) days after the date when PSH notifies the Stockholder or the Stockholder's estate (or it otherwise becomes apparent) that PSH cannot accomplish such secondary offering, (i) prior to the earlier of the Stockholder's death or May 15, 2000, up to $5,000,000 in value of the DeWitt PMI Shares and (ii) thereafter up to $27,000,000 in value of the DeWitt PMI Shares at a purchase price equal to the greatest of: (A) the then fair market value of the DeWitt PMI Shares tendered by the Stockholder or the Stockholder's estate; or (B) the Minimum Value per DeWitt PMI Share (subject to adjustment for any increase or decrease or other adjustment in the PMI Common Stock by reason of stock dividends, split-up, recapitalizations, combinations, exchanges of shares or the like) multiplied by the number of shares being tendered; or (C) $27,000,000, less the gross proceeds received by the Stockholder or the Stockholder's estate for shares previously sold, for all remaining DeWitt PMI Shares; or (D) the then fair market value of the DeWitt PMI Shares tendered plus the excess of $30.00 per share times the number of shares previously sold over the gross proceeds received by the Stockholder or the Stockholder's estate upon such sale; provided, however, that the Stockholder or the Stockholder's estate provides to PSH reasonable documentation establishing the gross sale price of DeWitt PMI Shares sold. The Stockholder or the Stockholder's estate at the request of PSH may (but shall not be required to) extend any time periods provided herein upon arrangements satisfactory to the Stockholder or the Stockholder's estate that provide for any necessary interim financing, including, without limitation, requiring that PSH pay interest thereon, of estate taxes and a satisfactory extension of the Letter of Credit (as hereinafter defined)."

     In all other respects, the Agreement shall remain in full force and effect and shall be enforceable between the parties in accordance with its original terms. This Second Amendment shall be effective as of the date of the exercise of the Purchase Option by the Purchaser on May 15, 1997.


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     IN WITNESS WHEREOF, the parties have entered into this Agreement as of May
15, 1997.

                                                PENSKE ACQUISITION, INC.


                                                By: /s/ James H. Harris
                                                   ----------------------------
                                                    Vice President


                                                PENSKE MOTORSPORTS, INC.


                                                By:  /s/ James H. Harris
                                                   ----------------------------
                                                   Senior Vice President


                                                STOCKHOLDER:


                                                By:  /s/ Carrie B. DeWitt
                                                   ----------------------------
                                                        Carrie B. DeWitt


     The undersigned is executing this Agreement only to represent its agreement to the undertaking of PSH Corp., as set forth in this Second Amendment and the Agreement.


                                                PSH CORP.


                                                By: /s/ James H. Harris
                                                   ----------------------------
                                                   Assistant Secretary

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